EXHIBIT 99.2

Occidental Petroleum Corporation
Reconciliation to Generally Accepted Accounting Principles (GAAP)
For the Twelve Months Ended December 31,
($ Millions)

	2012		2011
		Diluted		Diluted
		EPS		EPS
Reported Income	$4,598	$5.67	$6,771	$8.32
Add: significant items affecting earnings
Asset impairments and related items	1,731		-
Libya exploration write-off	-		35
Gain on sale of Colombia pipeline interest	-		(22)
Foreign tax	-		29
Premium on debt extinguishments	-		163
Litigation reserves	20		-
Tax effect of pre-tax adjustments	(636)		(50)
State income tax charge	-		33
Discontinued operations, net *	37		(131)
Core Results	$5,750	$7.09	$6,828	$8.39

* Amount shown after-tax

Average Diluted Common Shares Outstanding		810.0		812.9